As filed with the Securities and Exchange Commission on February 17, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1637809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
VeriChip Corporation 2007 Stock Incentive Plan, as Amended and Restated
(Full title of the plan)
William J. Caragol
Acting Chief Financial Officer
VeriChip Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8008
(Name, address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Tammy Knight, Esq.
Holland & Knight LLP
One East Broward Boulevard, Suite 1300
Fort Lauderdale, Florida 33301
(954) 468-7939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount to	Proposed Maximum		Proposed Maximum
Title of Each Class of Securities	be Registered	Offering Price Per		Aggregate Offering	Amount of
to be Registered	(1)(2)	Share		Price	Registration Fee
Common Stock, $0.01 par value per share	2,000,000	$0.42	(3)	$840,000	$33.01

(1)	This registration statement registers an additional 2,000,000 shares of VeriChip Corporation (the “Company”) common stock pursuant to the VeriChip Corporation 2007 Stock Incentive Plan, as Amended and Restated (the “Plan”). The Company previously registered 1,000,000 shares of its common stock subject to the Plan on August 14, 2007 (File No. 333-145445). The Company will have an aggregate of 3,000,000 shares registered subject to the Plan upon the effectiveness of this registration statement.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also covers an indeterminate number of additional shares which may be become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the computation is based upon the average of the high ($0.43) and low ($0.40) prices for the common stock as quoted on the Nasdaq Global Market on February 12, 2009, or $0.42, representing a maximum aggregate offering price of $840,000.

EXPLANATORY NOTE
As permitted by General Instruction E of Form S-8, VeriChip Corporation (the “Company”) hereby incorporates by reference the information contained in the earlier registration statement on Form S-8 (File No. 333-145445), relating to the VeriChip Corporation 2007 Stock Incentive Plan (the “Plan”) filed with the Securities and Exchange Commission on August 14, 2007, in connection with an increase from 1,000,000 to 3,000,000 shares of the Company’s common stock that may be issued under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on February 17, 2009.

VERICHIP CORPORATION
/s/ William J. Caragol
William J. Caragol
Acting Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Scott R. Silverman and William J. Caragol his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and, stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ William J. Caragol William J. Caragol	Acting Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 17, 2009
/s/ Scott R. Silverman Scott R. Silverman	Executive Chairman of the Board of Directors	February 17, 2009
/s/ Jeffrey S. Cobb Jeffrey S. Cobb	Director	February 17, 2009
/s/ Barry M. Edelstein Barry M. Edelstein	Director	February 17, 2009
/s/ Steven R. Foland Steven R. Foland	Director	February 17, 2009
/s/ Michael E. Krawitz Michael E. Krawitz	Director	February 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.2	Consent of Eisner LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

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